Exhibit 99.1

Sequential Brands Group SIGNS DEFINITIVE AGREEMENT TO ACQUIRE gaIAM YOGA BRAND

NEW YORK – May 10, 2016 – Sequential Brands Group, Inc. (NASDAQ: SQBG) (“Sequential” or the “Company”) announced today that it has signed a definitive agreement to acquire the branded consumer product business from GAIAM, Inc. (NASDAQ: GAIA) (“GAIAM”) for a total purchase price of approximately $146 million in cash.

Transaction Highlights:

•	Business Being Converted to Sequential’s Asset-Lite Business Model: Sequential secured new license agreements for core categories that will become effective upon closing; new license partners are acquiring working capital on closing directly from GAIAM and paying approximately $21 million

•	Acquisition Immediately Accretive to Sequential Earnings: Deal expected to add approximately $22 million of Revenue and $20 million of Adjusted EBITDA on a full year run rate basis

•	Increasing Pro Forma Projection: Sequential’s pro forma annual financial projections being increased to $172 - $177 million of Revenue and Adjusted EBITDA of $112 - $115 million

•	Significant Minimum Royalties Secured: Post closing, Sequential’s total guaranteed minimum royalties expected to increase from approximately $360 million to over $500 million

•	Margin Expansion for Sequential: Acquisition expected to widen Adjusted EBITDA margin for Sequential by more than 300 basis points

•	Strong Growth Potential: Allows Sequential to further tap into growing athletic market of consumer goods

•	Seamless Bolt-On: Brand fits in Company’s existing Active Division without incremental overhead & without integration period

•	Supportive Financial Partners: Debt financing for Sequential provided by Blackstone’s GSO Capital Partners and Bank of America Merrill Lynch

As part of the transaction, Sequential will acquire GAIAM’s yoga, fitness and wellness product business - which includes the GAIAM and SPRI brands - with expansive distribution through Amazon, Kohl’s, Target, and Bed Bath & Beyond, among other leading retailers and e-commerce channels in the U.S. and abroad. This bolt-on acquisition will seamlessly integrate into Sequential’s Active Division, which is currently anchored by the AND1 and AVIA brands.

In tandem with the acquisition, Sequential signed long-term licensing agreements for the brands’ core categories, which will become effective upon closing. Fit For Life will be the licensing partner for the hard goods and equipment categories as well as the digital properties, and High Life will be the licensing partner for GAIAM’s yoga and athleisure apparel business.

Yehuda Shmidman, CEO of Sequential, commented, “We believe this is a home run for Sequential. The acquisition is immediately accretive to earnings, and aligns with our long-term playbook of acquiring brands with significant, untapped potential where we can immediately unlock value and position them for long-term organic growth.”

Eddie Esses, Active Division President at Sequential, added, “Studies show that over 35 million people in the U.S. practice yoga today, up 76% in the past 4 years, and another 80 million aspire to practice yoga. By acquiring one of the leading brands in yoga, fitness and wellness, the opportunities are vast as we think about gaining market share, adding new distribution and expanding globally.”

With a 20+ year heritage, GAIAM is dedicated to making yoga, fitness and wellness accessible to all through a wide distribution network that consists of approximately 38,000 retail doors, 19,000 store within stores, 5,000 category management locations, e-commerce, and a newly acquired mobile platform which features Yoga Studio, the leading paid yoga app for Apple, mobile, and tablet devices with over 1 million downloads to date.

“The combination of GAIAM’s innovative products and authenticity in the active lifestyle space, coupled with Sequential’s extensive retail relationships and strategic approach to brand building sets the stage for taking both the brands to new levels,” said GAIAM CEO Lynn Powers. “I am happy to be working with Sequential and the Fit For Life and High Life teams to ensure the culture of the GAIAM brands live on and grow.”

Financial Update:

The Company is raising its twelve-month run rate projection from $150 - $155 million of revenue to $172 - $177 million of revenue, and from $92.5 - $95.0 million of Adjusted EBITDA to $112 - $115 million of Adjusted EBITDA. This run rate projection is anticipated after the closing of the GAIAM business and after the completion of the integration of the Martha Stewart business.

The acquisition will be funded by a combination of cash and debt financing. Sequential has obtained committed financing from Bank of America Merrill Lynch and GSO Capital Partners LP, an affiliate of Blackstone Group. White & Case LLP and Gibson, Dunn & Crutcher LLP acted as legal counsel to the Company. The transaction, which is expected to close within 60 days, is subject to customary closing conditions and regulatory approvals.

Non GAAP Financial Measures:

This press release contains projected measures of Adjusted EBITDA, which in a non-GAAP metric. The Company defines Adjusted EBITDA as net income, excluding interest income or expense, taxes, depreciation and amortization, restructuring and non-cash compensation. This metric is an alternative to the information calculated under U.S. generally accepted accounting principles (GAAP), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider Adjusted EBITDA to be a useful measure of our ongoing financial performance because it adjusts for certain costs and other events that the Company believes are not representative of its ongoing business. The Company also believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

ABOUT SEQUENTIAL BRANDS GROUP, INC.

Sequential Brands Group, Inc. (NASDAQ: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Sequential (“the Company”) are forward-looking statements (“forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of Adjusted EBITDA, revenue and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “projects,” “aims,” “targets,” "”may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market or business conditions; (iii) the Company’s ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) risks associated with the ability to consummate the GAIAM Acquisition and the timing of the closing of the GAIAM Acquisition, including satisfaction of certain closing conditions thereto; (v) the Company’s ability to timely achieve the anticipated results of the GAIAM Acquisition and any potential future acquisitions; (vi) to the Company’s ability to successfully integrate the GAIAM brand into its ongoing business; (vii) the potential impact of the announcement or the consummation of the GAIAM Acquisition or any potential future acquisitions on the Company’s relationships, including with employees, licensees, customers and competitors; (viii) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (ix) the Company’s ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (x) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition and decrease its operating flexibility; and (xi) other circumstances beyond the Company’s control. Refer to section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure Reconciliation - Projected Twelve Months Post Closing

(in thousands, except share and per share numbers)

	(Unaudited)
	Projected Twelve Months Post Closing (a)
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$30,095	$28,470

Adjustments:
Interest expense, net	54,800	54,800
Depreciation and amortization	4,900	4,900
Taxes	16,205	15,330
Non-cash compensation	9,000	8,500
	84,905	83,530

Adjusted EBITDA (1)	$115,000	$112,000

	(Unaudited)
	Projected Twelve Months Post Closing (a)
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$30,095	$28,470

Adjustments:
Net Adjustment for non-cash taxes (b)	15,205	14,330

Non-GAAP net income (2)	$45,300	$42,800

Weighted average diluted shares	62,800,000	62,800,000

	(Unaudited)
	Projected Twelve Months Post Closing (a)
	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.48	$0.45

Adjustments:
Net Adjustment for non-cash taxes (b)	0.24	0.23

Non-GAAP earnings per share (2)	$0.72	$0.68

(1)	Adjusted EBITDA is defined as net (loss)income, excluding interest income or expense, taxes, depreciation and amortization, and excluding non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding adjustment for non-cash taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Projected twelve months post closing. Because of the uncertainty of the closing date of the acquisition, the Company cannot estimate the financial impact on its 2016 fiscal year.

(b)	Adjustment to reflect that the Company expects to pay cash taxes of approximately $1.0 million per year as the Company's net operating losses and other tax benefits will reduce any additional tax obligation.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

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